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                          [LETTERHEAD OF RYDER SCOTT]

                                                             EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to (a) the use of our name and references to our Firm in this Amendment to Registration Statement on Form S-3 for 3DX Technologies Inc. and (b) the incorporation by reference in this Amendment to Registration on Form S-3 of all reports of our Firm included in or made part of this Amendment to Registration Statement on Form S-3 for 3DX Technologies Inc.


                                                     RYDER SCOTT COMPANY
                                                     PETROLEUM ENGINEERS


Houston, Texas
October 30, 1998